Exhibit 99.(s)

POWER OF ATTORNEY

The person whose signature appears below hereby appoints the Assistant General Counsel of Farm Bureau Life Insurance Company as their attorney-in-fact to sign and file on their behalf individually and in the capacity stated below such registration statements (including any pre-effective amendments, post- effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of variable life insurance policies (specifically the registration statements filed under the Securities Act of 1933 with Securities and Exchange Commission filing numbers 33-12789 and 333-87766) issued by Farm Bureau Life Insurance Company.

Signature		Title		Date
/s/ Brent E. Johnson	Director		02/17/2022
/s/ Angie R. Sanders	Director		03/03/2022
/s/ Brian Feldpausch	Director		02/19/2023
/s/ Joe V. Newland	Director		02/19/2023
/s/ Mark McHargue	Director		02/22/2022
/s/ W. Kim Austen	Director		02/21/2022
/s/ William R. Frazee	Director		03/04/2022
/s/ Cynthia Johnson	Director		08/02/2023
/s/ Stefanie A. Smallhouse	Director		11/14/2017
/s/ Todd R. Fornstrom	Director		03/04/2022